Form 3 – Joint Filer Information

Exhibit 99-2

Name:	Metropolitan Life Insurance Company *
Address:	10 Park Avenue, Morristown, New Jersey 07962

Designated Filer:	Daniel F. Scudder
Assistant General Counsel
Metropolitan Life Insurance Company

Issuer & Ticker Symbol:	Tortoise MLP Fund, Inc. (“NTG”)
Date of Event Requiring Statement:	October 7, 2010

Signature: /s/Daniel F. Scudder
Daniel F. Scudder, Assistant General Counsel

* Metropolitan Life Insurance Company as direct owner/purchaser of $10,000,000 3.73% Senior Note, Series C, Due December 15, 2017.